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                                                                EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS


THE PARTNERS
M ELEVEN ASSOCIATES, M 393 ASSOCIATES AND ELEVEN PENN PLAZA COMPANY


         We consent to the incorporation by reference in the Prospectus Supplement dated April 3, 1997, to the Prospectus dated December 26, 1995, of Vornado Realty Trust of our report dated January 14, 1997, except for Note 2, as to which the date is March 12, 1997, on the financial statements of M Eleven Associates, M 393 Associates and Eleven Penn Plaza Company, as of December 31, 1996 and 1995, and the related statements of operations, changes in Partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Vornado Realty Trust dated March 12, 1997, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.




                                            Friedman Alpren & Green LLP



New York, New York
April 3, 1997